SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Section 240.14a-12

NB&T Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2013 Annual Meeting of Shareholders of NB&T Financial Group, Inc. (“NBTF”), will be held at 48 N. South Street, Wilmington, Ohio, on April 23, 2013, at 9:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting”), for the following purposes:

1.	To elect three directors of NBTF for terms expiring in 2015;

2.	To ratify the selection of BKD, LLP as NBTF’s independent registered public accounting firm for fiscal year 2013;

3.	To approve, in a non-binding vote, the compensation of NBTF’s named executive officers;

4.	To recommend, in a non-binding vote, the frequency of shareholder votes on NBTF’s named executive officer compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

Such matters are more completely described in the accompanying Proxy Statement.

Only shareholders of NBTF of record at the close of business on March 1, 2013, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Alternatively, you may submit your proxy electronically by following the instructions for internet voting accompanying the enclosed Proxy. If you submit a Proxy, you may still vote in person in the event you attend the Annual Meeting.

To obtain directions to attend the Annual Meeting and vote in person, please call Kathy Hoschar at (937) 382-1441.

By Order of the Board of Directors

March 19, 2013	Charles L. Dehner, Secretary

NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

PROXY STATEMENT

PROXIES

The enclosed Proxy is being solicited by the Board of Directors of NB&T Financial Group, Inc. (“NBTF”), an Ohio Corporation, for use at the 2013 annual meeting of shareholders of NBTF and at any adjournments of the meeting. The annual meeting will be held at 48 N. South Street, Wilmington, Ohio, on April 23, 2013, at 9:00 a.m., Eastern Daylight Saving Time. Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by a later dated proxy received by NBTF before the Proxy is exercised or by giving notice of revocation to NBTF in writing before the annual meeting or in open meeting. Attendance at the annual meeting will not, of itself, revoke a Proxy.

Each properly executed Proxy received prior to the annual meeting and not revoked will be voted as specified on the Proxy or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of S. Craig Beam, Brooke W. James and D. Jeffery Lykins as directors of NBTF for terms expiring in 2015;

FOR the ratification of BKD, LLP (“BKD”) as NBTF’s independent registered public accounting firm for fiscal year 2013;

FOR the approval of the compensation of NBTF’s named executive officers; and

FOR a frequency of every three years for future advisory votes on named executive officer compensation.

Proxies may be solicited by the directors, officers and other employees of NBTF in person or by mail, telephone, facsimile or electronic mail only for use at the annual meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be paid by NBTF.

You may submit a Proxy by completing, signing, dating and promptly returning the enclosed Proxy in the envelope provided. Alternatively, you may submit a Proxy electronically by visiting the Internet voting site at proxy.ilstk.com and clicking on the “Internet Voting” tab. Enter your Voter Control Number printed on the front of the enclosed Proxy and the last four digits of your Tax Identification Number associated with the account with respect to which you are submitting a Proxy. The deadline for submitting your Proxy electronically is April 21, 2013, at 11:59 p.m. Central Daylight Saving Time. Shareholders who submit Proxies by the Internet will incur only their usual Internet access charges, if any.

Only shareholders of record as of the close of business on March 1, 2013 are eligible to vote at the annual meeting and will be entitled to cast one vote for each share owned. NBTF’s records disclose that, as of March 1, 2013, there were 3,416,247 votes entitled to be cast at the annual meeting.

This Proxy Statement is first being mailed to shareholders of NBTF on or about March 20, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on April 23, 2013.

NBTF’s proxy statement for the 2013 Annual Meeting, NBTF’s 2012 Annual Report and a sample of the form of proxy card sent by NBTF are available by going to NBTF’s Internet website at www.nbtdirect.com/About-Us/Investor-Relations.

To obtain directions to attend the Annual Meeting and vote in person, please call Kathy Hoschar at (937) 382-1441.

VOTE REQUIRED

Quorum. Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting. A majority of the outstanding common shares of the Company must be represented in person or by proxy at the Annual Meeting to establish a quorum.

Director elections. The three nominees receiving the greatest number of votes for the class of directors whose terms expire in 2015 will be elected as directors for that term.

Ratification of selection of independent registered public accounting firm. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting is required to ratify the selection of BKD LLP as the independent registered public accounting firm.

Advisory approval of named executive officer compensation. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting is required for shareholder advisory approval of the compensation of the Company’s named executive officers.

Recommendation of frequency of shareholder votes on named executive officer compensation. Shareholders may vote in favor of holding the vote on named executive officer compensation every year, every two years or every three years, or they may abstain. Although the frequency receiving the greatest number of votes would be deemed the shareholder recommendation, the Board of Directors will take the results of the voting into account in determining how frequently to hold shareholder advisory votes on named executive officer compensation.

Effect of broker non-votes and abstentions. Brokers who hold common shares in street name may, under the applicable regulations of the Securities and Exchange Commission (the “SEC”) and the rules of exchanges and other self-regulatory organizations of which the brokers are members, sign and submit proxies for common shares of the Company and may vote such common shares on certain matters. However, brokers who hold common shares in street name may not vote common shares on other matters without specific instruction from the customer who owns the common shares. Proxies that are signed and submitted by brokers that have not been voted on certain matters are referred to as representing “broker non-votes.”

Broker non-votes and abstentions count toward the establishment of a quorum for the Annual Meeting. Pursuant to rules of the New York Stock Exchange, member brokers are not permitted to vote without customer instruction with respect to the election of directors. In addition, SEC regulations prohibit brokers from voting without customer instruction on the approval of named executive officer compensation and on the frequency of shareholder votes on named executive officer compensation. Neither broker non-votes nor abstentions will be considered to be participating in the voting and therefore will have no effect on the election of directors or on the recommendation of a frequency for votes on approval of named executive officer compensation. They will, though, count as shares present or represented at the Annual Meeting and therefore will have the effect of votes against the approval of named executive officer compensation and ratification of the selection of the independent registered public accounting firm.

VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the only persons known to NBTF to own beneficially more than five percent of NBTF’s outstanding common shares as of March 1, 2013:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Shares Outstanding
Janet M. Williams B. Anthony Williams Trust 6172 U. S. 22 East Wilmington, Ohio 45177	376,961	(2)	11.03%

Brooke W. James 2431 Bexley Park Road Bexley, Ohio 43209	192,492	(3)	5.62

Dana L. Williams 738 Kerr Street Columbus, Ohio 43215	185,456		5.43

Lynn W. Cowan 166 Stanbery Avenue Bexley, Ohio 43209	185,158		5.42

Beth Ellingwood 84 Moorland Street Williamstown, MA 01267	197,617		5.78
The National Bank and Trust Company 48 N. South Street Wilmington, Ohio 45177	502,915	(4)	14.72

(1)	Except as indicated for the shares held by The National Bank and Trust Company (the “Bank”), the beneficial owner has sole voting and dispositive power.
(2)	Of the 376,961 shares, 191,591 are held in the name of Mrs. Williams, and 185,370 are held by the B. Anthony Williams Trust, of which Mrs. Williams is the trustee.
(3)	Includes 6,000 shares that may be acquired upon the exercise of an option within the next 60 days.
(4)	All of such shares are held by the Bank as Trustee, 351,463 of which are held as Trustee for the NB&T Financial Group, Inc., Employee Stock Ownership Plan (the “ESOP”). Pursuant to the ESOP, the Bank, as Trustee, has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. At March 1, 2013, all shares were allocated. The Trustee may dispose of shares held in the ESOP Trust only under limited circumstances specified in the ESOP or by law. The Bank also has sole voting and sole dispositive power with respect to 121,422 and 151,452 shares, respectively, held as Trustee for various other trusts.

The following table sets forth certain information with respect to the number of common shares of NBTF beneficially owned by each director of NBTF and each executive officer named in the Summary Compensation Table, and by all directors and executive officers of NBTF or the Bank as a group as of March 1, 2013:

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power (1)		Shared Voting and Investment Power		Percent of Common Shares Outstanding
S. Craig Beam	16,507		17,329		0.99%
Charles L. Dehner	104,213		56		3.05
Daniel A. DiBiasio	6,053		-0-		0.18
G. David Hawley	15,985		2,414		0.54
Brooke W. James	192,492		-0-		5.62
John J. Limbert	79,803	(2)	1,718	(3)	2.34
D. Jeffery Lykins	7,590		1,610		0.27
Timothy L. Smith	74,587		28,486		3.01
W. Keith Argabright	19,950	(4)	729	(5)	0.60
Craig F. Fortin	39,847	(6)	2,136	(7)	1.22
All directors and executive officers of NBTF as a group (13 persons)	616,298	(8)	124,217	(9)	20.44%

(1)	Includes for each director other than Mr. Limbert 6,000 shares that may be acquired upon the exercise of an option within the next 60 days.
(2)	Includes 64,233 shares that may be acquired upon the exercise of an option within the next 60 days.
(3)	Consists of shares allocated to Mr. Limbert’s ESOP account, with respect to which Mr. Limbert has voting and shared investment power.
(4)	Includes 17,500 shares that may be acquired upon the exercise of options within the next 60 days.
(5)	Consists of shares allocated to Mr. Argabright’s ESOP account, with respect to which Mr. Argabright has voting and shared investment power.
(6)	Includes 33,800 shares that may be acquired upon the exercise of options within the next 60 days.
(7)	Consists of shares allocated to Mr. Fortin’s ESOP account, with respect to which Mr. Fortin has voting and shared investment power.
(8)	Includes 49,667 shares that may be acquired within the next 60 days upon the exercise of options by executive officers of the Bank not named in this table who may be deemed to act as officers of NBTF.
(9)	Includes 69,717 shares allocated to the ESOP accounts of executive officers of the Bank not named in this table who may be deemed to act as officers of NBTF. Each has voting and shared investment power with respect to those shares.

PROXY ITEM 1: ELECTION OF DIRECTORS

Election of Directors

The Third Amended and Restated Articles of Incorporation of NBTF provide for a board of directors consisting of not less than seven nor more than eleven directors, such number to be fixed or changed by the board of directors or the shareholders. The board of directors has set the number of directors at eight. The directors are divided into two classes, each class serving for a two-year period. Three directors are to be elected at the annual meeting.

In accordance with Section 8.04 of the articles of incorporation, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for directors if such shareholder makes a timely notice to the Secretary of NBTF. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of NBTF on or before the later of (a) the February 15 immediately preceding the annual meeting of shareholders or (b) the sixtieth day before the first anniversary of the most recent annual meeting of shareholders; provided, however, that in the event that the annual meeting in any year is not held on or before the 31st day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of such meeting. In the case of a nominee proposed for election at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee by a shareholder must be received not later than the close of business on the seventh day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of NBTF that are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of NBTF that are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of NBTF, if elected.

The Nominating and Corporate Governance Committee will consider nominees for directors of NBTF recommended by a shareholder who submits the person’s name and qualifications in writing. The Nominating and Corporate Governance Committee has no specific minimum qualifications for a recommended candidate and no specific policy with respect to consideration of diversity, and the committee does not consider shareholder-recommended candidates differently from others. The Nominating and Corporate Governance Committee considers:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	relationships in the communities in which NBTF does business;

•	ability and willingness to commit adequate time to Board and committee responsibilities;

•	the individual’s skills and experiences and how they fit with those of other directors and potential directors and satisfy the needs of NBTF; and

•	whether the potential nominees are shareholders of NBTF.

The Nominating and Corporate Governance Committee makes its recommendation to the board of directors. Nominees are selected by vote of all of the directors of the board of directors.

The board of directors proposes the election of the following persons, all of whom were recommended by the Nominating and Corporate Governance Committee, to terms that will expire in 2015:

Name	Age	Position(s) Held	Director Since
S. Craig Beam	61	Director	1990
Brooke W. James	40	Director	2005
D. Jeffery Lykins	52	Director	2005

If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the board of directors recommends.

The following directors will continue to serve after the annual meeting for the terms indicated:

Name	Age	Position(s) Held	Director Since	Term Expires
Charles L. Dehner	65	Director, Secretary of NBTF	1989	2014
Daniel A. DiBiasio	63	Director	2001	2014
G. David Hawley	65	Director	2000	2014
John J. Limbert	65	Director, Chief Executive Officer and President of NBTF and the Bank	2006	2014
Timothy L. Smith	62	Director and Chairman of the Board of NBTF and the Bank	1989	2014

S. Craig Beam has been a member of Thorobeam Farm, LLC, a thoroughbred horse business, since December 2006, and private investor since retirement in 1999. Mr. Beam sold his business and has been active in the local community since his retirement. Mr. Beam provides the board insight regarding community activities and small business operations.

Brooke W. James has been Business Administrator for WMSALL Farms, her family’s farming operations, since 1999. Ms. James and family members own more than 30% of the shares of NBTF. Ms. James provides the board insight into the expectations of NBTF’s large shareholders.

D. Jeffery Lykins has been the president of the Lykins Companies, a petroleum marketing company, since 2000. Mr. Lykins also serves on the Boards of the Ohio Petroleum Marketers and Convenience Store Association and Petroleum Marketers Associations of America. Mr. Lykins also was appointed to the Milford City Council in October 2010, and was elected to the position in January 2012, and he serves as President of the Clermont County Improvement Corporation. Mr. Lykins provides the board with his experience as president of a medium-sized business operation and knowledge of Clermont County businesses and customers.

Charles L. Dehner was the Executive Vice President of NBTF from 1993 until January 2003, Treasurer of NBTF from 1984 until January 2003 and Executive Vice President of the Bank from 1991 until January 2003. Mr. Dehner provides the Board with over 25 years of experience with NBTF. As the former chief financial officer of NBTF, he is qualified to provide financial expertise to the board.

Daniel A. DiBiasio has been the President of Ohio Northern University since August 2011. He was the President of Wilmington College from 1995 to 2011. Dr. DiBiasio holds numerous leadership positions in statewide and national higher education organizations, including the Ohio Foundation of Independent Colleges and the Association of Independent Colleges and Universities of Ohio. As the prior President of Wilmington College, Dr. DiBiasio provides the board insight to one of Clinton County’s most influential and visible employers, as well as one of the Bank’s largest customers for both loans and deposits.

G. David Hawley was the Presbyterian Minister of the Indian Hill Episcopal/Presbyterian Church in Cincinnati from April 2003 until his retirement in December 2012. In addition, he is a member of the Wilmington College Board of Trustees and the Board of Ohio Presbyterian Retirement Services Foundation. Dr. Hawley provides insight and experience with philanthropic and non-profit organizations in the communities the Bank serves.

John J. Limbert has been the President, Chief Executive Officer and a director of NBTF and the Bank since March 20, 2006. Mr. Limbert provides the board with over 40 years of career experience working with financial institutions in the State of Ohio. This experience includes working with a large regional bank, small community banks and service companies to financial institutions.

Timothy L. Smith was the President and Chief Executive Officer of NBTF and the Bank from 1989 until March 20, 2006, and has been the Chairman of the Board of both NBTF and the Bank since May 2000. Mr. Smith provides the board with his experience as the former Chief Executive Officer of NBTF. He also continues to provide insight into continuing customer relationships based on this experience.

The board of directors of NBTF has determined that all of the directors except Mr. Limbert are “independent” under the listing standards of The NASDAQ Stock Market, LLC (“NASDAQ”). In determining independence, the board of directors considered loan and deposit relationships with each director. The rules of NASDAQ do not deem such relationships to disqualify a director from being deemed independent. In addition, all loans and other extensions of credit were made and deposits accepted in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with persons not related to the Bank. Further, in management’s opinion, the loans did not involve more than normal risk of collectability or present other unfavorable features. The board of directors does not believe such relationships interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors. None of the companies by which the directors are employed is a parent, subsidiary or other affiliate of NBTF, except the Bank.

Meetings of Directors

The board of directors of NBTF met 15 times for regularly scheduled and special meetings during the year ended December 31, 2012. Each director attended at least 75% of the aggregate of the meetings of the board of directors and the meetings held by all committees of the board on which the director served during 2012.

Each director of NBTF is also a director of the Bank. The board of directors of the Bank met 12 times for regularly scheduled and special meetings during the year ended December 31, 2012.

Board Leadership Structure and Role in Risk Oversight

The board provides risk oversight primarily through the full board and the Audit Committee. The Audit Committee meets quarterly and reviews the results of the Bank’s internal audit work, compliance with Sarbanes-Oxley Section 404 review, third-party loan review and financial reporting on Form 10-Q and Form 10-K. The Audit Committee meets with the Bank’s internal audit staff, the internal audit external co-source partner, and the external auditors both with and without the executive officers present.

The full board provides risk oversight through the Enterprise Risk Management Committee (“ERM”), the Asset/Liability Committee (“ALCO”) and a set of reports delivered to board members monthly. Both the ERM and ALCO are comprised of senior officers within the Bank. The ERM meets quarterly and reviews the Bank’s risk in areas including, but not limited to, security, insurance, compliance with regulations and disaster recovery. The ALCO meets monthly to review the bank’s interest rate and liquidity risk. Both committees provide the board with a report of their meetings. The board also receives monthly a set of reports reviewing the monthly financial results, retail branch results and loan performance. This reporting is accompanied by oral reports presented by executive officers.

The Compensation Committee reviews risks associated with our compensation polices, plans and practices and discusses such risks with the full board of directors

Mr. Smith currently serves as Chairman of the Board and Mr. Limbert as Chief Executive Officer. The Board of Directors believes that separating the roles of Chairman of the Board and Chief Executive Officer is appropriate for NBTF at this time. The roles were split in 2006 when NBTF appointed a new Chief Executive Officer, who had not previously been affiliated with NBTF. The separation facilitates the exercise of independent oversight of management by, and communication among, non-management directors when appropriate. The board’s role in risk oversight has not, to date, had any effect on the board’s leadership structure.

Committees of Directors

The board of directors of NBTF has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee.

The Audit Committee is responsible for overseeing NBTF’s and the Bank’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit NBTF’s financial statements. For a more complete description of the Audit Committee’s responsibilities, see “AUDIT COMMITTEE REPORT.” The members of the Audit Committee are independent under the listing standards of NASDAQ. A copy of the Audit Committee Charter is available on NBTF’s website at www.nbtdirect.com.

The Nominating and Corporate Governance Committee is responsible for recommending to the board of directors the size and composition of the board of directors and recommending director nominees; making recommendations to the board on the assignment of directors to board committees; monitoring compliance with applicable corporate governance requirements, identifying governance issues and making recommendations to the board regarding governance matters; and working with the Chair of the Compensation Committee to conduct the annual performance review of the Chief Executive Officer. The members of the Nominating and Corporate Governance Committee are independent under the listing standards of NASDAQ. A copy of the Nominating and Corporate Governance Committee Charter is available on NBTF’s website at www.nbtdirect.com.

The responsibilities of the Compensation Committee include establishing the general compensation philosophy of NBTF and overseeing compensation programs; evaluating and making recommendations to the boards of directors of NBTF and the Bank regarding all compensation plans, policies and programs as they affect executive officers; reviewing and recommending to the boards of directors of NBTF and the Bank the performance criteria, targets, payout criteria and payment amounts for incentive compensation plans; reviewing and making recommendations to the board of directors of NBTF regarding equity plans and awards; recommending the terms of all employment and severance agreements; conducting an annual performance review of the Chief Executive Officer; participating in risk assessments with respect to NBTF’s and the Bank’s compensation plans and policies; approving disclosures regarding compensation in NBTF’s proxy statements and other public filings; and making recommendations to the board of directors regarding director compensation. The members of the Compensation Committee are independent under the listing standards of NASDAQ. A copy of the Compensation Committee Charter is available on NBTF’s website at www.nbtdirect.com.

The following table summarizes the membership of the board committees:

Name	Audit Committee Member	Compensation Committee Member	Nominating and Corporate Governance Committee Member
S. Craig Beam		X (Chair)	X (Chair)
Charles L. Dehner	X
Daniel A. DiBiasio	X
G. David Hawley	X (Chair)	X	X
Brooke W. James	X
John J. Limbert
D. Jeffery Lykins	X	X	X
Timothy L. Smith		X	X

Number of Meetings Held—2012	5	6	2

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Processes and Procedures for Determining Director and Executive Officer Compensation

Annually, management develops a financial plan for the next year. During this planning process, management reviews current salary levels along with incentive and other benefit plans. The Chief Executive Officer then meets with the Compensation Committee to provide compensation recommendations, including stock based awards, for all executive officers other than himself. With the assistance of the Bank’s Human Resource Department, he provides the Compensation Committee with peer information for comparison with the recommended salaries for executive officers and to assist the Compensation Committee in forming a recommendation for the Chief Executive Officer’s compensation. The Compensation Committee reviews the information provided to it and determines officer salary recommendations for the year. The Compensation Committee does not delegate such authority. During 2011, the Compensation Committee engaged compensation consultant Pearl Meyer & Partners (“PM&P”) to provide information regarding compensation paid to executive officers at peer group companies and to review and provide suggestions with respect to the incentive plan and the one-time transaction related bonuses. The Committee presents its recommendations to the full board of directors for its review and approval.

The Bank has an incentive compensation plan based on the Bank’s achievement of predetermined goals established annually by the board of directors relating to operating income, credit quality and noninterest expense to revenue, and on the participant’s achievement of goals relating to his or her individual contributions to the Bank. Awards are established as a percentage of each participant’s base salary and differ due to the contribution of the individual to the Bank’s success. Participants (except the Chief Executive Officer) earn awards by achieving individual goals and assisting in achieving the Bank’s goals. The more control and influence a participant has on individual goals or Bank goals, the greater the participant’s weighting on that particular factor. The Chief Executive Officer’s incentive plan awards are based solely on the achievement of the Bank’s goals.

The Compensation Committee reviews the appropriateness of granting stock options and other equity awards to senior management. Awards are not based on any pre-determined formula or goals. Amounts realized by exercising prior options are not considered in future awards or in setting other compensation. The Committee makes recommendations to the board of directors based on an individual’s performance and contribution to the Bank’s success.

Director’s fees for both NBTF and the Bank are set by the full board of NBTF, with participation by the Chief Executive Officer. Each non-employee director also receives an option to purchase 1,000 common shares of NBTF on the date following each annual meeting during which the director serves as a director according to the 2006 Equity Plan approved by shareholders.

The Compensation Committee does have the authority to hire outside consultants for specific projects. As previously discussed, PM&P was hired in 2011 to benchmark the compensation of its key executives, review the current incentive plan and review one-time transaction related bonuses.

Non-Employee Director Compensation

The following table describes the compensation arrangements with our non-employee directors for the 2012 and 2013 fiscal years:

	2012		2013
Annual Cash Retainers	$10,000		$10,000
Attendance fee per meeting:
NBTF Board Meeting	600		600
Bank Board Meeting	750		750
Committee Meetings	0		0
Bank Loan Committee (per month fee)	150		150
Chairman of the Board Stipend	4,000		4,000
Audit Committee Chair Stipend	2,000		2,000
Compensation Committee Chair Stipend	2,000		2,000
Nominating and Corporate Governance Committee Chair Stipend	2,000		2,000
Stock Options	1,000	shares (1)	1,000	shares (1)

(1)	Each non-employee director receives an option to purchase 1,000 common shares of NBTF on the date following each annual meeting during which the director serves as a director. The options have an exercise price equal to the closing price on the date of the grant, vest over a three-year period, and expire ten years after date of grant.

The following table shows the compensation paid to our non-employee directors for 2012:

2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards (1)	Nonqualified Deferred Compensation Earnings (2)	Total
S. Craig Beam	$31,700	$5,010		$36,710
Charles L. Dehner	27,400	5,010		32,410
Daniel A. DiBiasio	26,200	5,010		31,210
G. David Hawley	29,400	5,010		34,410
Brooke W. James	27,400	5,010		32,410
D. Jeffery Lykins	27,400	5,010		32,410
Robert A. Raizk(3)	16,750	5,010		21,760
Timothy L. Smith	31,400	5,010	$75,000	111,410

(1)	The aggregate grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options. Refer to Note 19 in NBTF’s financial statements included in Item 8 of Form 10-K for the year ended December 31, 2012, for the assumptions used in estimating the fair value. Each director had outstanding options to purchase 6,000 shares at December 31, 2012.
(2)	In 2002, NBTF adopted the NB&T Financial Group, Inc., Supplemental Executive Retirement Plan, which provides retirement benefits for Mr. Smith. Under the plan, Mr. Smith is paid quarterly payments for a period of twenty years, beginning in 2007, equal to $75,000 each year.
(3)	Mr. Raizk resigned from the Boards of NBTF and the Bank July 10, 2012.

Executive Officers

In addition to Mr. Limbert, the following persons are executive officers of NBTF or the Bank. Those who are executive officers only of the Bank may be deemed to participate in policy making for NBTF.

Name	Age	Positions Held During Last Five Years
W. Keith Argabright	41	Senior Vice President, Retail Bank Operations of the Bank since July 2007.

Craig F. Fortin	52	Senior Vice President, Chief Financial Officer of NBTF since January 2003; Senior Vice President, Chief Financial Officer and Cashier of the Bank since December 2002.

Keith A. Kral	41	Senior Vice President, Senior Loan Officer of the Bank since December 2012; Vice President-Business Banker of PNC Bank, N.A. in Cincinnati, Ohio from March 2006 to November 2012. (PNC Bank, N.A. is not a parent, subsidiary or other affiliate of NBTF.)

Walter H. Rowsey	64	Senior Vice President, Loan Operations Manager since August 2006; formerly Senior Vice President, Branch Administration of the Bank since 1993.

Howard T. Witherby	57	Senior Vice President, Operations Division Manager of the Bank since October 1992.

Executive Compensation

The following table presents certain information regarding the compensation received by our Chief Executive Officer and two other most highly compensated executive officers of NBTF or the Bank who served in such capacity during the fiscal year ended December 31, 2012 (the “Named Executive Officers”):

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John J. Limbert	2012	$329,700	$0	$0	0	$27,034	$356,734
Chief Executive Officer and President of NBTF and Bank	2011	328,800	25,000	108,416	0	26,083	488,299

W. Keith Argabright	2012	169,800	0	0	0	10,580	180,380
Senior Vice President, Retail Bank Operations	2011	166,800	12,500	36,960	0	11,784	228,044

Craig F. Fortin	2012	166,000	0	0	0	8,264	174,264
Senior Vice President, Chief Financial Officer of NBTF and Bank	2011	162,500	25,000	35,112	0	8,746	231,358

(1)	Includes director’s fees of $1,800 in 2011 and $0 in 2012 for Mr. Limbert.
(2)	Amounts represent transaction bonuses approved by the Board for the efforts and success of the officers in connection with the American National Bank transaction during 2010 and continued results in 2011.
(3)	The grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options. The options granted in 2011 have an exercise price of $21.12, vest over a three-year period and expire ten years after date of grant. Refer to Note 18 in the Company’s financial statements included in Item 8 of Form 10-K for the year ended December 31, 2012, for the assumptions used in estimating the fair value.

Employment and Severance Agreements. Only Mr. Limbert has an employment contract with the Company and the Bank. The employment agreement between NBTF and the Bank and Mr. Limbert provides for a term currently ending on January 31, 2016, automatically extending each year for another year unless either the employer or Mr. Limbert provides notice at least 60 days in advance of the next extension date of an intention not to extend the term. The material terms of the employment agreement also include the following:

•	Mr. Limbert is entitled to receive a base salary of $312,000 per year, subject to annual review and increase by the board of directors.

•	Mr. Limbert is entitled to receive an automobile allowance of $1,000 per month, plus reimbursement for all gasoline expenses for his primary vehicle.

•

Mr. Limbert is eligible for participation in life, dental, disability and other benefit plans of the Bank available to other employees; consideration for participation in any equity benefit plans established by NBTF or the Bank; and reimbursement for country club dues.

•

If Mr. Limbert’s employment is terminated following a change of control of NBTF or the Bank, or if Mr. Limbert voluntarily terminates his employment within one year following a change of control due to certain changes in the conditions of Mr. Limbert’s employment, Mr. Limbert will be entitled to receive approximately three times his annual salary at the time of the change of control and the highest bonus paid to Mr. Limbert during the five years preceding his termination, subject to adjustment to ensure that such payments do not constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, and continuation of health, life and disability coverage under the NBTF’s and the Bank’s plans, at the expense of the NBTF and the Bank for the time period allowed under COBRA or until the earlier date that Mr. Limbert is eligible to participate in similar plans of another employer. In addition, in the event of a change of control and termination of employment, Mr. Limbert would receive a lump sum payment of $200,000 in exchange for an agreement not to compete and not to solicit employees of customers for up to two years following termination.

•

If Mr. Limbert’s employment is terminated due to his inability to perform his duties as a result of a medically diagnosable condition for a period of 180 consecutive days, Mr. Limbert will receive a payment equal to 50% of his annual salary and continued insurance coverage for 18 months.

•

If Mr. Limbert’s employment is terminated by NBTF and the Bank other than in connection with a change of control and other than for just cause or due to a medically diagnosable condition and before the expiration of the term of the agreement, Mr. Limbert will be entitled to a payment in the amount of his annual salary and the continuation of health, life, disability and other benefits for 18 months or until the earlier date that Mr. Limbert is employed full-time by another employer.

•	NBTF and the Bank may terminate Mr. Limbert’s employment at any time for just cause without further obligation to Mr. Limbert.

The Bank has also entered into severance agreements with Messrs. Argabright and Fortin effective November 8, 2007, each with a term of three years, which term automatically renews each year unless the Bank provides six months’ notice of cancellation to the officer. Each agreement provides that the officer receives nothing if he is terminated for “just cause” or is terminated for any reason more than six months before a “change of control” or more than one year after a change of control.

In the event that the officer’s employment is terminated within six months before or within one year after a change of control, (i) the Bank will be required to pay to the officer or his dependents, beneficiaries or estate an amount equal to two times (a) the higher of the officer’s base salary at the time of the change of control or the officer’s base salary at the time of termination of employment, plus (b) the highest bonus paid to the officer during the five years preceding this termination; and (ii) the officer and his dependents, beneficiaries and estate will be entitled to coverage under the health, life and disability plans of the Bank or its successor at the expense of the Bank or its successor until the earliest of the expiration of the term of the agreement, the date the officer is included in another employer’s benefit plans as a full-time employee, or 18 months after the officer’s employment is terminated. The officer may also voluntarily terminate his employment within one year following a change of control upon a material decrease in base compensation or a material change in geographic location at which he is required to perform services and be entitled to the same compensation and benefits as if he were involuntarily terminated.

Incentive Plan. The Bank has an incentive compensation plan pursuant to which awards were based on the Bank’s achievement of predetermined goals relating to earnings per share and operating income, and on the participant’s achievement of goals relating to his or her individual contributions to the Bank. Mr. Limbert’s incentive is solely based on the achievement of the Bank’s goals, while 60% of Mr. Argabright’s incentive and 80% of Mr. Fortin’s incentive are based on the achievement of the Bank’s goals. The remainder of Mr. Argabright’s and Mr. Fortin’s incentive is based on their individual contributions to the Bank. The Board of Directors may, in its discretion, exclude any extraordinary or significant items in determining the level of achievement of the Bank’s goals. In 2012, the Bank targeted goals of net operating income for the Bank (after deducting net charge-offs and securities gains and adding back bonus and loan loss provisions) of $7.6 million (60% weighting), a Texas Ratio asset quality measure of 24.4% (20% weighting), and noninterest expense to revenue (excluding securities gains) of 73% (20% weighting) to be eligible for incentive compensation. The Bank failed to achieve its net operating income goal; therefore, no incentive compensation was paid to executive officers for 2012. For 2011, the board of directors separately reviewed the results for income and expense associated with the American National Bank acquisition and paid separate transaction bonuses in amounts solely in the discretion of the board of directors upon the recommendation of the Compensation Committee.

Retirement Compensation and Life Insurance. Executive officers are eligible to participate in benefit plans available to all full-time employees. First, NBTF has a 401(k) plan to which it makes contributions matching a certain percentage of the contributions by each employee of NBTF or the Bank, including officers. Employees are fully vested in the employer contribution after 3 years of service. NBTF also has an employee stock ownership plan that allocates shares of NBTF to accounts of all employees proportionately on the basis of their other compensation. Employees are fully vested in the shares allocated to their account by NBTF after 5 years of service. Although the employee stock ownership plan has not been terminated, NBTF made no contributions to the plan and allocated no shares to participant accounts in 2012 or 2011. Finally, the Bank provides a group term life insurance benefit for all full-time employees. This group term life policy provides death benefits up to three times the employee’s salary up to a maximum death benefit of $250,000. In addition, the Bank offers senior officers an option to substitute their group term life insurance coverage over $50,000 for an individual life insurance policy or annuity owned by the employee. The annual premium for such an individual policy or annuity is limited to $2,800 per year.

The following table presents the components of All Other Compensation for the Named Executive Officers presented in the 2012 Summary Compensation Table.

2012 ALL OTHER COMPENSATION TABLE

Name and Principal Position	Year	401(k) Matching Contributions	Auto Allowance	Whole Life Insurance Benefit	Country Club Dues & Membership (1)	Total All Other Compensation
John J. Limbert	2012	$6,950	$13,706	—	$6,377	$27,034
Chief Executive Officer, President of NBTF and Bank	2011	7,054	12,651	—	6,377	26,083
W. Keith Argabright	2012	4,893	—	—	5,687	10,580
Senior Vice President, Retail Bank Operations	2011	6,288	—	—	5,496	11,784
Craig F. Fortin	2012	5,824	—	2,440	—	8,264
Senior Vice President, Chief Financial Officer of NBTF and Bank	2011	6,306	—	2,440	—	8,746

(1)	Amounts for actual reimbursements during the year to Named Executive Officers for monthly dues and initiation fees. None of the reimbursements were grossed-up to compensate for additional income taxes.

The following table sets forth information regarding all outstanding grants of options to purchase NBTF common shares made to the Named Executive Officers at December 31, 2012, along with the exercise price and expiration date. We have awarded no other equity awards. Awards are not based on any pre-determined formula or goals. All options granted to date have a term of 10 years. The grant date is the date an award is determined by the board of directors. The exercise price is the closing price of an NBTF share on NASDAQ on the grant date.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
John J. Limbert	30,000 7,500 15,000 5,867	— — — 11,733	(1) (2) (2) (4)	$20.88 19.00 15.80 21.12	03/19/2016 04/25/2018 11/17/2019 04/27/2021

W. Keith Argabright	5,000 3,500 5,000 2,000	— — — 4,000	(1) (2) (2) (4)	20.50 19.00 15.80 21.12	07/30/2017 04/25/2018 11/17/2019 04/27/2021

Craig F. Fortin	3,000 5,500 5,500 5,500 5,500 5,000 1,900	— — — — — — 3,800	(1) (1) (3) (2) (2) (2) (4)	24.50 30.50 23.00 20.50 19.00 15.80 21.12	03/17/2013 02/16/2014 05/16/2015 10/16/2016 04/25/2018 11/17/2019 04/27/2021

(1)	Stock options fully vested five years prior to option expiration date.
(2)	Stock options fully vested seven years prior to option expiration date.
(3)	Stock options fully vested on grant date of 05/17/2005.
(4)	Stock options vest at a rate of 33 1/3% per year with remaining vesting dates of 04/28/2013 and 04/28/2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank occasionally makes loans of various types to directors and executive officers of the Bank, their immediate family members, persons sharing their households and corporations and organizations in which such persons have a material interest. All loans outstanding to any of such related persons since January 1, 2011 were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, NBTF’s directors and executive officers and persons holding more than ten percent of the common shares of NBTF are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission and NBTF. The Securities and Exchange Commission has established specific due dates for such reports. Based upon a review of such reports, NBTF must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of shareholders. No such failures occurred during 2012.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors of NBTF is comprised of five directors, all of whom are considered “independent” under Rule 4200(a)(14) of NASDAQ’s listing standards. The Audit Committee is responsible for overseeing NBTF’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit NBTF’s financial statements. The Board of Directors has adopted a Charter to set forth the responsibilities of the Audit Committee.

The Audit Committee received and reviewed the report of BKD, LLP (“BKD”) regarding the results of their audit, as well as the written disclosures and the letter from BKD required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD’s communications with the Audit Committee concerning independence, and has discussed BKD’s independence with a representative of BKD. The Audit Committee reviewed and discussed the audited financial statements with the management of NBTF. A representative of BKD also discussed with the Audit Committee the matters required to be discussed by Statement of Auditing Standards 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Discussions between the Audit Committee and the representative of BKD included the following:

•	BKD’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments or uncorrected misstatements determined by management to be immaterial

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to BKD’s retention

•	Whether BKD encountered any difficulties in performing the audit

•	BKD’s judgments about the quality of NBTF’s accounting principles

•	BKD’s responsibilities for information prepared by management that is included in documents containing audited financial statements

Based on its review of the financial statements and its discussions with management and the representative of BKD, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the SEC.

Submitted by the Audit Committee:

Charles L. Dehner Daniel A. DiBiasio G. David Hawley	Brooke Williams James D. Jeffery Lykins

PROXY ITEM 2: RATIFICATION OF THE SELECTION OF BKD, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BKD, LLP as NBTF’s independent registered public accounting firm for fiscal year 2013. BKD has served as NBTF’s independent registered public accounting firm since 2002. Although not required, shareholders are being asked to ratify the appointment of BKD as NBTF’s independent public accounting firm for fiscal year 2013 as a matter of good corporate practice and to determine shareholder confidence in the firm that reviews the quality of NBTF’s financial statements. The vote will not be binding on the Audit Committee. If the selection of BKD is not ratified, the Audit Committee will reconsider but may decide to maintain the appointment of BKD. Even if the selection is ratified by the shareholders, the Audit Committee may, in its discretion, retain a different independent registered public accounting firm at any time if such change would be in the best interests of NBTF and its shareholders.

Management of NBTF expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The board of directors recommends a vote “FOR” the ratification of the selection of BKD, LLP as NBTF’s independent registered public accounting firm for fiscal year 2013.

Audit Fees

BKD billed NBTF $120,200 and $116,500 for professional services in connection with the audit of NBTF’s annual financial statements and the review of financial statements included in NBTF’s Forms 10-Q during 2012 and 2011.

Audit-Related Fees

During 2012 and 2011, BKD billed NBTF $3,500 and $6,500 for fees not included under “Audit Fees” for Form S-4 consent procedures and FDIC Loss Share negative assurance reporting.

Tax Fees

During 2012 and 2011, BKD billed NBTF $15,315 and $21,550 for tax compliance, tax planning and tax advice services, including preparation of tax returns.

All Other Fees

During 2012 and 2011, BKD performed no services for NBTF and the Bank other than the services discussed in “Audit Fees,” “Audit Related Fees” or “Tax Fees.”

The Audit Committee of NBTF pre-approves all services to be performed by its independent auditor for NBTF, and during 2012, all services provided by BKD for NBTF were approved in advance by NBTF’s Audit Committee.

PROXY ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and regulations of the Securities and Exchange Commission (the “SEC”) adopted under that Act, give the Company’s shareholders an opportunity this year to vote to approve the compensation of our named executives as disclosed in this proxy statement. Such a vote must be provided to the shareholders at least every three years after this year. Our named executive officers are those individuals included in the Summary Compensation Table on page 12 in this proxy statement. The compensation being approved is the compensation required to be disclosed in this proxy statement by the rules of the SEC, including the compensation described in “Executive Compensation” starting on page 12, the compensation tables and any related material disclosed in this proxy statement.

The vote is advisory in nature and therefore will not bind the Board of Directors to take any particular action. Nevertheless, if there is a significant vote against approval of the compensation, the Board of Directors intends to attempt to determine the reason for such negative votes and may make changes to executive compensation based on its findings.

The Board of Directors has structured the Company’s executive compensation program with the following objective in mind: Assure a competitive executive compensation program for the Company in order of attract and retain qualified executives and to provide incentives to executive officers for the attainment of the Company’s goals and objectives. The Board of Directors urges you to read the “Processes and Procedures for Determining Director and Executive Officer Compensation” starting on page 9 of this proxy statement and the related compensation tables and narrative on pages 12 through 15.

The Board of Directors is asking you to approve the following resolution, which will be submitted for a shareholder vote at the annual meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation described in “Executive Compensation” , the compensation tables and the related material, is hereby APPROVED.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation paid to the named executive officers.

PROXY ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Also pursuant to the Dodd-Frank Act and regulations adopted by the SEC, the Company is providing its shareholders an advisory vote on whether future advisory votes on approval of executive compensation of the nature reflected in Proxy Item 3 should occur every year, every two years or every three years. Shareholders also may abstain from voting on this item.

A vote on the frequency of executive compensation votes must be provided this year and at least every six years going forward.

After careful consideration, the Board of Directors recommends that future advisory votes on approval of executive compensation occur every three years. The Company does not frequently make substantial changes to its executive compensation programs. The Company’s executive compensation program focuses on a current salary to attract and retain qualified executives, an annual incentive for achieving targeted results set by the Board, and limited use of stock options for long-term performance. The annual salary is the largest component of this compensation program. The Compensation Committee reviews the salary and incentive programs. When appropriate, the Compensation Committee will also use a third-party to assist in evaluating executive compensation. As the executive compensation programs are more short-term in nature, the Board believes the incentive program adjusts appropriately for short-term results and the Compensation Committee oversight is effective. The Board believes a frequency of every one or two years will also only be focused on current year results and not consider other factors such as attracting and retaining qualified executives to the Company and succession planning. A vote every three years permits the shareholders to evaluate executive compensation on a longer-term basis than with an annual or biannual vote. Moreover, a vote every three years on compensation would allow for changes in the Company’s compensation program to be in place long enough to evaluate whether the changes were effective. For example, if the vote on compensation in April 2013 were to result in a strong expression of disapproval of the Company’s executive compensation, the Board of Directors would need time to determine what aspect of the compensation program led shareholders to vote to disapprove. Then, realistically, executive compensation changes would more than likely not be made until 2014. Those changes would not be in place for the 2014 vote and for only a year before the next annual meeting. The Board does not believe an annual or biannual vote would allow enough time for shareholders to see the long-term results of such changes in compensation.

Shareholders are always able to provide input to the Board of Directors on an annual or more frequent basis by communicating directly with the directors. The section of this proxy statement titled “Proposals of Security Holders and Other Matters” sets forth a procedure for communicating with any of the directors of the Company in writing. Shareholders are also encouraged to attend the Company’s annual meetings and may speak with directors at that time. While an annual vote on executive compensation will indicate whether shareholders have concerns about the Company’s compensation programs and policies, it will not give the directors specific information about shareholders’ views.

Although the Board of Directors currently believes that holding an advisory vote every three years is the best frequency at this time, the directors will periodically reassess that view and can provide for an advisory vote on executive compensation on a different basis if changes in the Company’s compensation programs or other circumstances suggest that a different frequency of voting would be advisable.

The Board of Directors understands that shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and shareholder opinions are important to the directors. Although this advisory vote on the frequency of future advisory votes on executive compensation is not binding on the Board of Directors, the Board will carefully review the voting results on this proposal before deciding how frequently to submit executive compensation to an advisory vote. Shareholders will be able to specify one of four choices for this item on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

The Board of Directors unanimously recommends that you vote to conduct future advisory votes on executive compensation every three years.

PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

Any proposals of shareholders intended to be included in NBTF’s proxy statement for the 2014 annual meeting of shareholders should be sent to NBTF by certified mail and must be received by NBTF not later than November 19, 2013. In addition, if a shareholder intends to present a proposal at the 2014 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 1, 2014, then the proxies designated by the board of directors of NBTF for the 2014 annual meeting of shareholders of NBTF may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Management knows of no other business that may be brought before the annual meeting. The persons named in the enclosed Proxy intend to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the annual meeting.

The board of directors expects all directors to make every effort to attend meetings of the shareholders of NBTF. All of the directors attended the 2012 annual meeting of shareholders. All written communications addressed to an individual director at the address of NBTF or one of the offices of a subsidiary of NBTF, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the board of directors at the address of NBTF or one of the offices of a subsidiary of NBTF will be presented to the full board of directors at a meeting of the board of directors.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

March 19, 2013	Charles L. Dehner, Secretary

NB&T FINANCIAL GROUP, INC.

cordially invites you to attend our

2013 Annual Meeting of Shareholders

Tuesday, April 23, 2013, 9:00 a.m.

Eastern Daylight Saving Time

48 N. South Street, Wilmington, Ohio

VOTER CONTROL NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER:	SHARES:

NUMBER OF PERSONS ATTENDING

You may vote by:	If choosing one of these options, sign & date card below.

REVOCABLE PROXY         NB&T FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of NB&T Financial Group, Inc. (the “Company”), hereby constitutes and appoints Daniel A. DiBiasio and G. David Hawley, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Annual Meeting of Shareholders of the Company to be held on April 23, 2013, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Proxy Statement.

1.	The election of three directors to serve for a term of two years each; the following have been nominated by the Board.

	FOR	VOTE WITHHELD
01 S. Craig Beam	☐	☐
02 Brooke W. James	☐	☐
03 D. Jeffery Lykins	☐	☐

2.	The ratification of the selection of BKD, LLP as the independent registered public accounting firm, as proposed and recommended by the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The approval, by non-binding vote, of the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The recommendation, by non-binding vote, of the frequency of shareholder votes on approval of the Company’s named executive officer compensation.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

5.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Where a choice is indicated, the shares represented by this proxy will be voted or not voted as specified. If no choice is indicated, the shares represented by this proxy will be voted FOR the election of the nominees of the Board of Directors, FOR the ratification of the selection of BKD, LLP, FOR the approval of named executive compensation, FOR THREE YEARS for the frequency to conduct named executive officer compensation advisory votes, and in the discretion of the proxies on any other business properly brought before the Annual Meeting or any adjournment or adjournments thereof.

All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Annual Report, Notice of Annual Meeting of Shareholders and Proxy Statement for the April 23, 2013 meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2013.

The Proxy Statement, form of proxy and Annual Report to Shareholders are available at www.nbtdirect.com/About-Us/Investor-Relations.

To obtain directions to attend the Annual Meeting and vote in person, please call Kathy Hoschar at (937) 283-3007.

SIGNATURE	DATE	SIGNATURE	DATE

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

NB&T FINANCIAL GROUP, INC.

cordially invites you to attend our

2013 Annual Meeting of Shareholders

Tuesday, April 23, 2013, 9:00 a.m.

Eastern Daylight Saving Time

48 N. South Street, Wilmington, Ohio

VOTER CONTROL NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER:	SHARES:

NUMBER OF PERSONS ATTENDING

You may vote by:	If choosing one of these options, sign & date card below.

REVOCABLE VOTING INSTRUCTIONS

NB&T FINANCIAL GROUP, INC. EMPLOYEE STOCK OWNERSHIP PLAN

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned beneficial owner of common shares of NB&T Financial Group, Inc. (the “Company”), allocated to the account of the undersigned under the NB&T Financial Group, Inc. Employee Stock Ownership Plan (“ESOP”) hereby instructs and directs the trustee of the ESOP to vote all of the common shares of the Company allocated to the undersigned’s account under the ESOP and entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 23, 2013, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, as designated below.

1.	The election of three directors to serve for a term of two years each; the following have been nominated by the Board.

	FOR	VOTE WITHHELD
01 S. Craig Beam	☐	☐
02 Brooke W. James	☐	☐
03 D. Jeffery Lykins	☐	☐

2.	The ratification of the selection of BKD, LLP as the independent registered public accounting firm, as proposed and recommended by the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The approval, by non-binding vote, of the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The recommendation, by non-binding vote, of the frequency of shareholder votes on approval of the Company’s named executive officer compensation.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

The Board of Directors of the Company recommends that beneficial owners of common shares of the Company allocated to their accounts under the ESOP instruct and direct the trustee of the ESOP to vote all of the common shares allocated to their respective accounts under the ESOP in Item 1 FOR the election of the nominees listed as Directors of the Company, in Item No. 2 FOR the ratification of the selection of BKD, LLP, in Item No. 3 FOR the approval of named executive officer compensation, and in Item No. 4 FOR THREE YEARS for the frequency to conduct executive compensation advisory votes. Where a choice is indicated, the common shares allocated to the account of the participant under the ESOP will, when the voting instructions are properly executed, be voted as instructed. If no choice is indicated, the common shares allocated to the account under the ESOP will, when the voting instructions are properly executed, be voted in the discretion of the trustee.

All instructions previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Annual Report, Notice of Annual Meeting of Shareholders and Proxy Statement for the April 23, 2013 meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2013.

The Proxy Statement, form of proxy and Annual Report to Shareholders are available at www.nbtdirect.com/About-Us/Investor-Relations.

To obtain directions to attend the Annual Meeting and vote in person, please call Kathy Hoschar at (937) 283-3007.

SIGNATURE	DATE	SIGNATURE	DATE

NOTE: PLEASE DATE INSTRUCTION AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN SIGNED INSTRUCTION IN THE ENCLOSED ENVELOPE.